BlackRock Liquidity Funds: MuniCash

File Number:  811-02354

CIK Number: 0000097098

For the Period Ended: 04/30/2007

Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith
Incorporated, for the period November 1, 2006 through April
30, 2007.

Sales (In Thousands)

TRANSACTION DATE
01/16/2007

FACE AMOUNT
$36,900

SECURITY DESCRIPTION
CALIF HSG FIN AGY REV

RATE
3.63%

DUE DATE
02/01/2031

TRANSACTION DATE
01/16/2007

FACE AMOUNT
$23,400

SECURITY DESCRIPTION
CALIF HSG FIN AGY REV

RATE
3.63%

DUE DATE
02/01/2032

TRANSACTION DATE
03/23/2007

FACE AMOUNT
$8,385

SECURITY DESCRIPTION
WASH ST HFA - PT 3054

RATE
3.72%

DUE DATE
03/01/1938